Exhibit 21.1

Subsidiary	Jurisdiction of Organization
U-Store-It, L.P.	Delaware
Acquiport/Amsdell III, LLC	Delaware
Acquiport/Amsdell IV, LLC	Delaware
Acquiport/Amsdell VI, LLC	Delaware
Lantana Property Owner’s Association, Inc.	Florida
U-Store-It Development LLC	Delaware
U-Store-It Mini Warehouse Co.	Ohio
U-Store-It Trust Luxembourg S.ar.l.	Luxembourg
USI II, LLC	Delaware
USI Overseas Development Holding L.P.	Delaware
USI Overseas Development LLC	Delaware
USIFB LP	London
USIFB LLP	London
YASKY LLC	Delaware
YSI I LLC	Delaware
YSI II LLC	Delaware
YSI III LLC	Delaware
YSI IV LLC	Delaware
YSI IX GP LLC	Delaware
YSI IX LP	Delaware
YSI IX LP LLC	Delaware
YSI Management LLC	Delaware
YSI RT LLC	Delaware
YSI V LLC	Delaware
YSI VI LLC	Delaware
YSI VII GP LLC	Delaware
YSI VII LP	Delaware
YSI VII LP LLC	Delaware
YSI VIII GP LLC	Delaware
YSI VIII LP	Delaware
YSI VIII LP LLC	Delaware
YSI X GP LLC	Delaware
YSI X LP	Delaware
YSI X LP LLC	Delaware
YSI XI GP LLC	Delaware
YSI XI LP	Delaware
YSI XI LP LLC	Delaware
YSI XII GP LLC	Delaware
YSI XII LP	Delaware
YSI XII LP LLC	Delaware
YSI XIII GP LLC	Delaware
YSI XIII LP	Delaware
YSI XIII LP LLC	Delaware
YSI XIV GP LLC	Delaware
YSI XIV LP	Delaware
YSI XIV LP LLC	Delaware
YSI XV LLC	Delaware
YSI XVI LLC	Delaware
YSI XVII GP LLC	Delaware

YSI XVII LP	Delaware
YSI XVII LP LLC	Delaware
YSI XX GP LLC	Delaware
YSI XX LP	Delaware
YSI XX LP LLC	Delaware
YSI XXI LLC	Delaware
YSI XXII LLC	Delaware
YSI XXIII LLC	Delaware
YSI XXIV GP LLC	Delaware
YSI XXIV LP	Delaware
YSI XXIV LP LLC	Delaware
YSI XXIX GP LLC	Delaware
YSI XXIX LP	Delaware
YSI XXIX LP LLC	Delaware
YSI XXV GP LLC	Delaware
YSI XXV LP	Delaware
YSI XXV LP LLC	Delaware
YSI XXVI GP LLC	Delaware
YSI XXVI LP	Delaware
YSI XXVI LP LLC	Delaware
YSI XXVII GP LLC	Delaware
YSI XXVII LP	Delaware
YSI XXVII LP LLC	Delaware
YSI XXVIII GP LLC	Delaware
YSI XXVIII LP	Delaware
YSI XXVIII LP LLC	Delaware
YSI XXX LLC	Delaware